UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

AMERICAN FARMLAND COMPANY

(FPI Heartland LLC, as successor by merger to American Farmland Company)

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37592 (Commission File Number)	27-1088083 (IRS Employer Identification No.)

c/o FPI Heartland LLC 4600 S. Syracuse Street, Suite 1450 Denver, Colorado 80237 (Address of principal executive offices) (Zip Code)

(720) 452-3100
 (Registrant’s telephone number, including area code)

10 East 53rd Street, New York, New York, 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on February 2, 2017, of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 12, 2016, by and among American Farmland Company (the “Company”), American Farmland Company L.P. (the “Operating Partnership”) Farmland Partners Inc. (“FPI”), Farmland Partners Operating Partnership, LP (“Farmland Partners OP”), Farmland Partners OP GP LLC, FPI Heartland LLC (“Parent Merger Sub”), FPI Heartland Operating Partnership, LP (“OP Merger Sub”) and FPI Heartland GP LLC (“OP Merger Sub GP”).

Pursuant to the Merger Agreement, (i) OP Merger Sub was merged with and into the Partnership (the “Partnership Merger”) at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), whereupon the separate existence of OP Merger Sub ceased and the Partnership continued as the surviving entity and a subsidiary of FPI and OP Merger Sub GP, with OP Merger Sub GP serving as its general partner, and (ii) the Company was merged with and into Parent Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”) at the effective time of the Company Merger (the “Company Merger Effective Time”), whereupon the separate existence of the Company ceased and Parent Merger Sub continued as the surviving entity and a wholly-owned subsidiary of FPI.

The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Mergers.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated herein by reference.

On February 2, 2017, the Company completed the Mergers and the other transactions contemplated by the Merger Agreement. The Partnership Merger became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware on February 2, 2017. Promptly following the effectiveness of the Partnership Merger, the Company Merger became effective upon the filing of articles of merger with the State Department of Assessments and Taxation of Maryland and the filing of a certificate of merger with the Secretary of State of the State of Delaware on February 2, 2017.

At the Company Merger Effective Time, each share of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the Company Merger Effective Time, was converted automatically into the right to receive 0.7417 shares of FPI common stock, par value $0.01 per share (“FPI Common Stock”), with cash paid in lieu of fractional shares. Each fully earned and vested restricted stock unit of the Company was also converted into the right to receive 0.7417 shares of FPI common stock. At the Partnership Merger Effective Time, which occurred immediately prior to the Company Merger, each outstanding common unit of limited partnership interest in the Operating Partnership was converted automatically into 0.7417 Class A common units of limited partnership units in Farmland Partners OP.

FPI issued approximately 14,763,617 shares of FPI Common Stock as consideration in the Company Merger, 17,373 shares of FPI Common Stock in respect of fully earned and vested restricted stock units of the Company in connection with the Company Merger, and 218,525 Class A common units of limited partnership interest in the Operating Partnership (“FPI OP Units”) as consideration in the Partnership Merger. Based on the closing price of FPI Common Stock on the New York Stock Exchange of $11.41 on February 1, 2017, the merger consideration represented approximately $8.46 for each share of the Company’s Common Stock. After giving effect to the Mergers, there are approximately 32,132,438 shares of FPI Common Stock outstanding and 6,216,027 FPI OP Units outstanding (excluding FPI OP Units owned by the FPI).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2016 and is incorporated by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the completion of the Mergers, the Company and FPI notified the NYSE MKT LLC of the completion of the Company Merger and requested that the NYSE MKT LLC file with the Commission a Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s common stock ceased trading on the NYSE MKT LLC prior to the opening of trading on February 2, 2017. FPI has advised the Company that it intends to cause a Form 15 to be filed with the Commission requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 5.01 and 5.03 is incorporated herein by reference.

At the Company Merger Effective Time, the Company’s common shareholders immediately before the Company Merger Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the merger consideration) and will instead have the rights of a shareholder in FPI.

At the Partnership Merger Effective Time, the Operating Partnership’s limited partners immediately before the Partnership Merger Effective Time ceased to have any rights as limited partners of the Operating Partnership (other than the right to receive new limited partnership units in Farmland Partners OP) and will instead have the rights of a limited partner of Farmland Partners OP.

Item 5.01.                                        Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

As a result of the Company Merger and pursuant to the Merger Agreement, the Company ceased to exist and Parent Merger Sub continued as the surviving corporation.

As previously disclosed, in connection with the consummation of the Mergers and pursuant to the terms of the Merger Agreement, immediately following the Company Merger Effective Time, the size of FPI’s Board of Directors was increased from six members to eight members and D. Dixon Boardman and Thomas S. T. Gimbel, the former Chairman of the Company’s Board of Directors and the former Chief Executive Officer of the Company, respectively, were elected to FPI’s Board of Directors, each to serve until the next annual meeting of stockholders of FPI and until their successors have been duly elected and qualified. As non-employee directors, each of Mr. Boardman and Mr. Gimbel will receive compensation in the same manner as FPI’s other non-employee directors. Additionally, in connection with Mr. Boardman’s and Mr. Gimbel’s appointment to FPI’s Board of Directors, FPI and each of Mr. Boardman and Mr. Gimbel have entered into an indemnification agreement in substantially the same form as FPI has entered into with each of FPI’s existing directors. The form of such indemnification agreement was previously filed by FPI as an exhibit to its Quarterly Report on Form 10-Q filed with the SEC on May 10, 2016. Other than the Mergers and terms of the Merger Agreement, there are no other arrangements or understandings between each of these individuals and any other person pursuant to which he was selected as director and there are no material transactions between each of these individuals and FPI.

In connection with the Mergers, Mr. Boardman will receive payment from the Company in an amount equal to $1 million within five days following the consummation of the Mergers in recognition of his service to the Company pursuant to an Agreement between Mr. Cowan and the Company which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2016.

In connection with the Mergers, the employment of Mr. Gimbel and Geoffrey M. Lewis, respectively, was terminated without cause effective as of immediately prior to the Company Merger Effective Time, and, as a result, each of the aforementioned is entitled to receive the severance and benefits as provided under his employment agreement with the Company, subject to the executive’s execution of a separation agreement.  On February 1, 2016, the Company and each of the aforementioned former employees entered into individual separation agreements pursuant to which the Company estimates that it will recognize an estimated charge of approximately $3,159,084, representing cash payable in connection with certain cash severance payments,  cash bonus awards, accelerated vesting of certain equity awards and certain other continued benefits and perquisites due the aforementioned former employees in connection with their terminations. All of the payments due under the separation agreements are anticipated to be paid within 60 days after the consummation of the Mergers, with the exception of amounts due in connection with the provision of health insurance to the aforementioned former employees following the consummation of the Mergers, which amounts will be payable over a period of 18 months.

In connection with the Mergers, the Company’s employment of Robert L. Cowan, the former President and Chief Investment Officer of the Company, was also terminated without cause effective as of the Company Merger Effective Time. Mr. Cowan will not be entitled to any severance, change of control payment or other similar payments pursuant to his employment agreement with the Company. At the Company Merger Effective Time, Mr. Cowan joined FPI pursuant to an employment agreement entered into by Mr. Cowan and FPI on November 15, 2016, which was previously filed as Exhibit 10.1 to FPI’s Current Report on Form 8-K filed with the SEC on November 18, 2016.

Pursuant to the Merger Agreement, as of the Company Merger Effective Time, the directors and officers of Parent Merger Sub serving immediately prior to the Company Merger Effective Time became the directors and officers of the surviving entity.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

Pursuant to the Company Merger, the Company ceased to exist and Parent Merger Sub continued as the surviving entity. The certificate of formation and operating agreement of Parent Merger Sub as in effect immediately prior to the Company Merger Effective Time remained as the certificate of formation and operating agreement of Parent Merger Sub, as the surviving entity of the Merger.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated September 12, 2016, by and between Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC, FPI Heartland Operating Partnership, LP, FPI Heartland GP LLC, American Farmland Company and American Farmland Company L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 12, 2016)*

* The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPI HEARTLAND LLC as successor by merger to American Farmland Company

	By:	Farmland Partners Inc., its sole member

Dated: February 3, 2017	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated September 12, 2016, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC, FPI Heartland Operating Partnership, LP, FPI Heartland GP LLC, American Farmland Company and American Farmland Company L.P.(incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 12, 2016)*

* The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.